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                                                                    EXHIBIT 4.16


  FORM OF TRUST PREFERRED SECURITIES AGREEMENT AS TO EXPENSES AND LIABILITIES


     THIS AGREEMENT AS TO EXPENSES AND LIABILITIES (the "Agreement") dated as of _____________ between CSX CORPORATION, a Virginia corporation ("CSX Corporation"), and CSX CAPITAL TRUST I, a Delaware business trust (the "Trust").

     WHEREAS, the Trust intends to issue its ___% Common Securities (the "Common Securities") to, and purchase ___% _____________ Debentures (the "Debentures") from, CSX Corporation, and to issue and sell its ___% Trust Preferred Securities (the "Trust Preferred Securities") with such powers, preferences and special rights and restrictions as are set forth in the Amended and Restated Trust Agreement of the Trust dated as of _____________, as the same may be amended from time to time (the "Trust Agreement");

     WHEREAS, CSX Corporation will directly or indirectly own all of the Common Securities of the Trust and will issue the Debentures;

     NOW, THEREFORE, in consideration of the purchase by each holder of the Trust Preferred Securities, which purchase CSX Corporation hereby agrees shall benefit CSX Corporation and which purchase CSX Corporation acknowledges will be made in reliance upon the execution and delivery of this Agreement, CSX Corporation and the Trust hereby agree as follows:


                                   ARTICLE I
                          GUARANTEE BY CSX CORPORATION

     1.1  Guarantee by CSX Corporation.  Subject to the terms and conditions
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hereof, CSX Corporation hereby irrevocably and unconditionally guarantees to each person or entity to whom the Trust is now or hereafter becomes indebted or liable (the "Beneficiaries") the full payment, when and as due, of any and all Obligations (as hereinafter defined) to such Beneficiaries. As used herein, "Obligations" means any costs, expenses or liabilities of the Trust, other than obligations of the Trust to pay to holders of any Trust Preferred Securities the amounts due such holders pursuant to the terms of the Trust Preferred Securities. This Agreement is intended to be for the benefit of, and to be enforceable by, all such Beneficiaries, whether or not such Beneficiaries have received notice hereof.

     1.2  Term of Agreement.  This Agreement shall terminate and be of no
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further force and effect upon the later of (a) the date on which full payment has been made of all
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amounts payable to all holders of all the Trust Preferred Securities (whether upon redemption, liquidation, exchange or otherwise) and (b) the date on which there are no Beneficiaries remaining; provided, however, that this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any holder of Trust Preferred Securities or any Beneficiary must restore payment of any sums paid under the Trust Preferred Securities, under any Obligation, under the Trust Preferred Securities Guarantee Agreement dated the date hereof by CSX Corporation and The Chase Manhattan Bank, as guarantee trustee, or under this Agreement for any reason whatsoever. This Agreement is continuing, irrevocable, unconditional and absolute.

     1.3  Waiver of Notice.  CSX Corporation hereby waives notice of
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acceptance of this Agreement and of any Obligation to which it applies or may apply, and CSX Corporation hereby waives presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

     1.4  No Impairment. The obligations, covenants, agreements and duties of
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CSX Corporation under this Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

          (a) the extension of time for the payment by the Trust of all or any portion of the Obligations or for the performance of any other obligation under, arising out of, or in connection with, the Obligations;

          (b) any failure, omission, delay or lack of diligence on the part of the Beneficiaries to enforce, assert or exercise any right, privilege, power or remedy conferred on the Beneficiaries with respect to the Obligations or any action on the part of the Trust granting indulgence or extension of any kind; or

          (c) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust.

There shall be no obligation of the Beneficiaries to give notice to, or obtain the consent of, CSX Corporation with respect to the happening of any of the foregoing.

     1.5  Enforcement. A Beneficiary may enforce this Agreement directly
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against CSX Corporation, and CSX Corporation waives any right or remedy to require that any action be brought against the Trust or any other person or entity before proceeding against CSX Corporation.

     1.6  Subrogation.  CSX Corporation shall be subrogated to all rights (if
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any) of the Trust in respect of any amounts paid to the Beneficiaries by CSX
Corporation under this Agreement; provided, however, that CSX Corporation shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other

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agreement, in all cases as a result of payment under this Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Agreement.


                                   ARTICLE II
                                 BINDING EFFECT

     2.1  Binding Effect.  All guarantees and agreements contained in this
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Agreement shall bind the successors, assigns, receivers, trustees and representatives of CSX Corporation and shall inure to the benefit of the Beneficiaries.

     2.2  Amendment.  So long as there remains any Beneficiary or any Trust
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Preferred Securities outstanding, this Agreement shall not be modified or amended in any manner adverse to such Beneficiary or to the holders of the Trust Preferred Securities.


     2.3  Notices.  Any notice, request or other communication required or
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permitted to be given hereunder shall be given in writing by delivering the same by personal delivery, by facsimile transmission or by registered or certified first-class mail, addressed as follows (and if so given, shall be deemed given when so delivered, upon receipt of confirmation if by facsimile, or three days after mailed if by registered or certified first-class mail):

          If to the Trust to:

               CSX Capital Trust I
               c/o CSX Corporation
               One James Center
               901 East Cary Street
               Richmond, VA 23219
               Attention:  Treasurer
               Telecopy No.:  (804) 783-1346

          with a copy to:

               CSX Corporation
               One James Center
               901 East Cary Street
               Richmond, VA 23219
               Attention:  Treasurer
               Telecopy No.:  (804) 783-1346

     2.4  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND
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INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD
TO CONFLICT OF LAWS PRINCIPLES).

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     THIS AGREEMENT is executed as of the day and year first above written.


                             CSX CORPORATION


                             By:  ___________________________________
                             Name:
                             Title:



                             CSX CAPITAL TRUST I


                             By:  ___________________________________
                                  as Administrative Trustee


                             By:  ___________________________________
                                  as Administrative Trustee

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